Exhibit 10.10

AQUA AMERICA, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

As Amended as of September 1, 2013

The purpose of the Aqua America, Inc. 2012 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Aqua America, Inc. (the “Company”) and its designated subsidiaries an opportunity to purchase the common stock of the Company.  The Board of Directors of the Company believes that employee participation in stock ownership will be to the mutual benefit of the employees and the Company.  The Plan was approved by the shareholders of the Company within twelve (12) months after the date on which the Plan was originally adopted.  The Plan was amended as of September 1, 2013 to reflect the 25% stock split, effective September 1, 2013 (the “2013 Stock Split”).

1.Definitions

1.1“Board of Directors” means the Board of Directors of the Company.

1.2“Code” means the Internal Revenue Code of 1986, as amended.  References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.

1.3“Committee” means the committee appointed by the Board of Directors to administer the Plan, as provided in Section 5.4.

1.4“Company” means Aqua America, Inc., a Pennsylvania corporation or any successor by merger or otherwise.

1.5“Compensation” means a Participant’s base wages, overtime pay, commissions, cash bonuses, premium pay and shift differential, before giving effect to any compensation reductions made in connection with plans described in Sections 401(k) or 125 of the Code.  The Committee may make modifications to the definition of Compensation for one or more offerings as deemed appropriate and consistent with Section 423 of the Code.

1.6“Effective Date” means June 1, 2012, subject to shareholder approval of the Plan.  This amendment and restatement of the Plan shall be effective as of September 1, 2013.

1.7“Election Date” means the first business day of each calendar month during which the Plan is in effect, or such other dates as the Committee shall specify.

1.8“Eligible Employee” means:

(a)Each employee who is employed by an Employer and (i) is classified by the Employer as an “active regular or part-time non-union employee” or as an “active full or part-time union employee” and (ii) each person who is not so classified, if such person’s customary employment is for more than twenty (20) hours per week and for more than five (5) months per year, and

(b)Each employee of an Employer who is not deemed for purposes of Section 423(b)(3) of the Code to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Stock of the Company or any Subsidiary as defined under Section 423 of the Code.

(c)In the event the collective bargaining unit of which the employee is a member does not allow participation in the Plan, such employee shall not be an Eligible Employee and shall be excluded from participation in the Plan.

(d)Notwithstanding any provision contained in the Plan to the contrary, the following individuals shall not Eligible Employees and shall be excluded from participation in the Plan: (i) any individual who is classified by an Employer as an independent contractor, or (ii) who is otherwise treated by an Employer as other than an employee on its payroll records, including any individual who has signed a document stating that he or she is not eligible to participate in Company benefits, or any leased employee within the meaning of Code section 414(n) or other leased employee, temporary employee, freelancer, lease-to-hire worker, common law employee or worker who performs services for an Employer and who is paid by a job agency or similar outside employment or staffing agency, regardless of whether any of the above such individuals are subsequently determined by the Internal Revenue Service, the U.S. Department of Labor or a court to be employees.  The purpose of this provision is to exclude from participation in the Plan all individuals who may be actual common law employees of an  Employer but who, absent a recharacterization of their status by a court or agency, are not paid as though they were employees, regardless of the reason any such individual is excluded from the payroll and regardless of whether that exclusion is later determined to be incorrect.

1.9“Employer” means the Company and each Subsidiary.

1.10“Exchange Act” means the Securities Exchange Act of 1934, as amended, and as the same may hereafter be amended.

1.11“Market Value” means the average of the high and low trading prices for the Stock as reported on the NYSE Composite Transactions or, if the Stock is no longer traded on the NYSE, on such other principal market on which the Stock is traded on the date of reference.  If there was no such price reported for the date of reference, “Market Value” means the average of the high and low trading prices for the Stock on the day next preceding the date of reference for which such price was reported or, if there was no such reported price, the fair market value as determined by the Committee.

1.12“NYSE” means the New York Stock Exchange.

1.13“Participant” means each Eligible Employee who elects to participate in the Plan in accordance with Section 2.1 below.

1.14“Plan” means the Aqua America, Inc. 2012 Employee Stock Purchase Plan, as set forth herein and as hereafter amended.

1.15“Plan Year” means each calendar year during which the Plan is in effect.

1.16“Purchase Agreement” means the instrument prescribed by the Committee pursuant to which an Eligible Employee may enroll as a Participant and subscribe for the purchase of shares of Stock on the terms and conditions offered by the Company.  The Purchase Agreement is intended to evidence the Company’s offer of an option to the Eligible Employee to purchase Stock on the terms and conditions set forth therein and herein.  A Purchase Agreement may be delivered and executed electronically if such a process is authorized by the Company.

1.17“Purchase Date” means the last day of each Purchase Period.

1.18“Purchase Period” means each one-month period or other period specified by the Committee in a manner consistent with Section 423 of the Code, beginning on or after the Effective Date, during which the Participant’s Stock purchase is funded through payroll deduction accumulations or a lump sum deposit under Section 3.5(b).

1.19“Purchase Price” means the purchase price for shares of Stock purchased under the Plan, determined as set forth in Section 3.3.

1.20“Stock” means the common shares of the Company.

1.21“Subsidiary” means any present or future corporation (i) which constitutes a "subsidiary corporation" of the Company as that term is defined in Section 424 of the Code, and (ii) is designated as a participating entity in the Plan by the Committee. Unless the Committee specifically designates otherwise, a Canadian or other non-U.S. subsidiary shall not be considered a Subsidiary for purposes of the Plan, and employees of such a subsidiary shall not be Eligible Employees.

2.Admission to Participation.

2.1Initial Participation.  An Eligible Employee may elect to participate in the Plan and may become a Participant effective as of any Election Date, by executing and filing with the Committee a Purchase Agreement at such time in advance of the Election Date as the Committee shall prescribe.  The Purchase Agreement shall remain in effect until it is modified through discontinuance of participation under Section 2.2 or a change under Section 3.5.

2.2Discontinuance of Participation.

(a)A Participant may voluntarily cease his or her participation in the Plan and stop payroll deductions at any time by filing a notice of cessation of participation on such form and at such time in advance of the Purchase Date as the Committee shall prescribe.  A Participant who ceases contributions during a Purchase Period may make additional contributions to the Plan during the Purchase Period by depositing funds with the Company in accordance with Section 3.5(b) below.  The Participant may again elect to make payroll deductions on the next Election Date, if the Participant is then an Eligible Employee.  A Participant who ceases contributions during a Purchase Period may request payment of any funds held in his or her account under the Plan.  Any funds remaining in the Participant’s account on the Purchase Date shall be used to purchase Stock pursuant to Section 3.4, if the Participant remains an Eligible Employee.

(b)If a Participant ceases to be an Eligible Employee, his or her participation automatically shall cease and no further purchase of Stock shall be made for the Participant.  In such event, any funds held in the Participant’s account shall be returned, without interest, to such Participant (or, to his/her designated beneficiary, as the case may be), as soon as practicable following the date the Participant ceases to be an Eligible Employee.

2.3Readmission to Participation.  Any Eligible Employee who has previously been a Participant, who has discontinued participation (whether by cessation of eligibility or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Committee a new Purchase Agreement.  Reinstatement to Participant status shall be effective as of any subsequent Election Date, provided the Participant files a new Purchase Agreement with the Committee at such time in advance of the Election Date as the Committee shall prescribe.

2.4Leave of Absence.  A Participant who is on an approved leave of absence may continue to participate in the Plan during the leave of absence by making cash payments to the Company, at such times as the Committee determines, equal to the payroll deductions that would been made had the leave of absence not occurred.

3.Stock Purchase and Resale.

3.1Reservation of Shares.  There shall be _______ shares of Stock reserved for issuance or transfer under the Plan on or after September 1, 2013, as adjusted for the 2013 Stock Split, subject to adjustment in accordance with Section 4.  Subject to Section 4, the aggregate number of shares of Stock that may be purchased under the Plan shall not exceed the number of shares of Stock reserved under the Plan.  The shares of Stock may be (i) Treasury or newly issued shares of the Company or (ii) purchased by the Company on the open market.

3.2Limitation on Shares Available.

(a)The maximum number of shares of Stock that may be purchased for each Participant on a Purchase Date is the lesser of (a) the number of whole and fractional shares of Stock that can be purchased by applying the full balance of the Participant’s withheld funds and deposits for the Purchase Period to the purchase of shares of Stock at the Purchase Price, or (b) the Participant’s proportionate part of the maximum number of shares of Stock available under the Plan, as stated in Section 3.1.

(b)Notwithstanding the foregoing, if any person entitled to purchase shares of Stock pursuant to any offering under the Plan would be deemed for purposes of Section 423(b)(3) of the Code to own stock (including any number of shares of Stock that such person would be entitled to purchase under the Plan) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares of Stock that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of stock that such person is deemed to own (excluding any number of shares of Stock that such person would be entitled to purchase under the Plan), is one less than such five percent (5%).  Any amounts withheld from a

Participant’s Compensation that cannot be applied to the purchase of Stock by reason of the foregoing limitation shall be returned to the Participant as soon as practicable.

(c)A Participant may not purchase shares of Stock having an aggregate Market Value of more than twenty-five thousand dollars ($25,000), determined at the time an option is granted under Section 3.4 below in accordance with the Treasury regulations issued under Section 423 of the Code, for any calendar year in which one or more offerings under the Plan are outstanding at any time, and a Participant may not purchase a share of Stock under any offering after the expiration of the Purchase Period for the offering.

(d)Before the beginning of the Purchase Period, the Committee may establish the maximum number of shares of Stock that may be purchased by a Participant on any one Purchase Date.

3.3Purchase Price of Shares.  Unless the Committee determines otherwise, when a Participant purchases shares of Stock through this Plan, the Participant shall pay 95% of the Market Value of the Stock on the Purchase Date.    The Committee may determine, in its sole discretion in advance of a Purchase Period, that the Purchase Price shall be based on another percentage of the Market Value of the Stock, so long as the Purchase Price is not less than the lower of (i) eighty-five percent (85%) of the Market Value per share on the first day of the Purchase Period, or (ii) eighty-five percent (85%) of the Market Value of such share on the Purchase Date.

3.4Exercise of Purchase Privilege.

(a)As of the first day of each Purchase Period, each Participant shall be granted an option to purchase shares of Stock at the Purchase Price specified in Section 3.3.  The option shall continue in effect through the Purchase Date for the Purchase Period.  Subject to the provisions of Section 3.2 above, on each Purchase Date, the Participant shall automatically be deemed to have exercised his or her option to purchase shares of Stock, unless he or she notifies the Committee, in such manner and at such time in advance of the Purchase Date as the Committee shall prescribe, of his or her desire not to make such purchase.

(b)Subject to the provisions of Section 3.2, there shall be purchased for the Participant on each Purchase Date, at the Purchase Price for the Purchase Period, the largest number of whole and fractional shares of Stock as can be purchased with the amounts withheld from the Participant’s Compensation or deposited by the Participant as described in Section 3.5(b) during the Purchase Period.  Each such purchase shall be deemed to have occurred on the Purchase Date occurring at the close of the Purchase Period for which the purchase was made.  Any amounts that are withheld from a Participant’s Compensation or deposited by the Participant during a Purchase Period and that remain after the purchase of whole and fractional shares of Stock on a Purchase Date will be held in the Participant’s account, without interest, and applied on the Participant’s behalf to purchase Stock on the next Purchase Date.

3.5Payroll Deductions and Deposits.

(a)Each Participant shall authorize payroll deductions from his or her Compensation for the purpose of funding the purchase of Stock pursuant to his or her Purchase

Agreement.  In the Purchase Agreement, each Participant shall authorize an after-tax payroll deduction from each payment of Compensation during the Purchase Period of an amount (i) not less than $5.00 per paycheck for a Participant who is paid on a weekly payroll period basis or $10.00 per paycheck for a Participant who is paid on a biweekly or semi-monthly payroll period basis, and (ii) not more than ten percent (10%) of a Participant’s Compensation, rounded to the next highest whole dollar amount.  A Participant may change the payroll deduction to any permissible level effective as of any Election Date.  A change shall be made by filing with the Committee a notice in such form and at such time in advance of the Election Date on which the change is to be effective as the Committee shall prescribe.

(b)The Committee may allow Participants to deposit funds with the Company to be used for the purpose of purchasing Stock pursuant to their Purchase Agreements, instead of or in addition to payroll deductions pursuant to Section 3.5(a), subject to the following: (i) one deposit as described in this paragraph shall be accepted in a Purchase Period, (ii) the minimum amount that a Participant may contribute to the Plan pursuant to this paragraph shall be twenty-five dollars ($25.00) per Purchase Period, (iii) a Participant shall not deposit more than ten percent (10%) of a Participant’s Compensation, rounded to the next highest whole dollar amount, and (iv) the total amount that the Participant may contribute to the Plan pursuant to this paragraph together with all payroll deductions pursuant to paragraph (a) above may not exceed the twenty-five thousand dollar ($25,000) accrual limitation specified in paragraph (c) of Section 3.2 above.  The Committee shall designate the dates by which any such deposits must be made for a Purchase Period.

(c)Notwithstanding the foregoing, to the extent necessary to comply with the limitations of Section 423(b)(8) of the Code, a Participant's payroll deductions may be decreased to zero percent (0%) during any Purchase Period if such Participant would, as a result of such limitations, be precluded from buying any additional Stock on the Purchase Date for that Purchase Period.  The suspension of such payroll deductions shall not terminate the Participant’s participation in the Plan.  Payroll deductions shall recommence at the rate provided in such Participant's Purchase Agreement at the beginning of the first Purchase Period for which the Participant is able to purchase shares in compliance with the limitations of Section 423(b)(8) of the Code.

3.6Payment for Stock.  The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant’s authorized payroll deductions and any deposits made by a Participant pursuant to Section 3.5(b).  All funds received or held by the Company under the Plan are general assets of the Company, shall be held free of any trust or other restriction, and may be used for any corporate purpose.

3.7Share Ownership; Issuance of Certificates.

(a)The shares of Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued or sold at the close of business on the Purchase Date.  Prior to that time, none of the rights or privileges of a shareholder of the Company shall inure to the Participant with respect to such shares of Stock.  All the shares of Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Committee.

(b)The Committee, in its sole discretion, may determine that shares of Stock shall be delivered by (i) issuing and delivering to the Participant a certificate for the number of shares of Stock purchased by the Participant, (ii) issuing and delivering certificates for the number of shares of Stock purchased to a firm which is a member of the National Association of Securities Dealers, as selected by the Committee from time to time, which shares shall be maintained by such firm in a separate account for each Participant, or (iii) issuing and delivering certificates for the number of shares of Stock purchased by Participants to a bank or trust company or affiliate thereof, as selected by the Committee from time to time, which shares may be held by such bank or trust company or affiliate in street name, but with a separate account maintained by such entity for each Participant reflecting such Participant’s share interests in the Stock.  Each certificate or account, as the case may be, may be in the name of the Participant or, if he or she so designates on the Participant’s Purchase Agreement, in the Participant’s name jointly with the Participant’s spouse, with right of survivorship, or in such other form as the Committee may permit.

(c)The Committee, in its sole discretion, may impose such restrictions or limitations as it shall determine on the resale of Stock, the issuance of individual stock certificates or the withdrawal from any shareholder accounts established for a Participant.

(d)Dividends will be paid on all whole and fractional shares purchased by a Participant.  Unless otherwise directed by the Participant, all dividends paid with respect to shares purchased by each Participant shall be automatically reinvested under the Aqua America, Inc. Dividend Reinvestment and Direct Stock Purchase Plan.

3.8Distribution of Shares or Resale of Stock.

(a)In accordance with the procedures established by the Committee, a Participant may request a distribution of shares of Stock purchased for the Participant under the Plan or order the sale of such shares at any time by making a request in such form and at such time as the Committee shall prescribe.

(b)If a Participant terminates his or her employment with the Employer or otherwise ceases to be an Eligible Employee, the Participant shall receive a distribution of his or her shares of Stock held in any shareholder account established under the Plan, unless the Participant elects to have the shares of Stock sold in accordance with such procedures as the Committee shall prescribe.

(c)If a Participant is to receive a distribution of shares of Stock, or if shares are to be sold, the distribution or sale shall be made in whole shares of Stock, with fractional shares paid in cash.  Any sales charges resulting from a sale of Stock shall be deducted from amounts payable to the Participant.

3.9Conditions Upon Issuance of Shares.

(a)Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  In addition, should the Plan not be registered on a Purchase Date of any Purchase Period in any foreign jurisdiction in which such registration is required, then no options granted with respect to the Purchase Period to employees in that foreign jurisdiction shall be exercised on such Purchase Date, and all contributions accumulated on behalf of such employees during the Purchase Period ending with such Purchase Date shall be distributed to the participating employees in that foreign jurisdiction without interest unless the terms of the offering specifically provide otherwise or otherwise required by applicable law.

(b)As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

4.Special Adjustments.

4.1Shares Unavailable.  If, on any Purchase Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares of Stock then available for purchase under the Plan, the following events shall occur:

(a)The number of shares of Stock that would otherwise be purchased by each Participant shall be proportionately reduced on the Purchase Date in order to eliminate such excess; and

(b)The Plan shall automatically terminate immediately after the Purchase Date as of which the supply of available shares is exhausted; and

(c)Any amounts remaining shall be repaid to the Participants.

4.2Changes in Capitalization.  If there is any change in the number or kind of shares of Stock outstanding by reason of any stock split or reverse stock split, stock dividend, spinoff, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Stock as a class without the Company’s receipt of consideration, the Committee shall make appropriate adjustments to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any Purchase Date, and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right, in order to prevent the dilution or enlargement of benefits thereunder.  In addition, the Committee shall have discretion to make the foregoing equitable adjustments in any circumstances in which an adjustment is not mandated by this Section 4.2 or applicable law.  Any adjustments made by the Committee shall be consistent with Code section 423 and shall be final, binding and conclusive.

4.3Effect of Certain Transactions.  If the Company shall be the surviving corporation in any merger or consolidation, any offering hereunder shall pertain to and apply to the shares of Stock of the Company, unless the Committee determines otherwise.  However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving corporation, or of a Change in Control (as defined in the Aqua America, Inc. 2009 Omnibus Equity Compensation Plan), the Plan and any offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger, consolidation or Change in Control, unless the Committee determines otherwise, and, in such case, the balance of any amounts withheld from a Participant’s Compensation or deposited pursuant to Section 3.5(b) which have not by such time been applied to the purchase of Stock shall be returned to the Participant.

5.Miscellaneous.

5.1Non-Alienation.  Except as set forth below, the right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant’s lifetime and may not be assigned or otherwise transferred by the Participant.  If a Participant dies, unless the executor, administrator or other personal representative of the deceased Participant directs otherwise, any amounts previously withheld from the Participant’s Compensation or deposited pursuant to Section 3.5(b) before the Participant’s death during the Purchase Period in which the Participant dies shall be used to purchase Stock on the Purchase Date for the Purchase Period.  After that Purchase Date, there shall be delivered to the executor, administrator or other personal representative of the deceased Participant all shares of Stock and such residual amounts as may remain to the Participant’s credit under the Plan.

5.2Administrative Costs.  The Company shall pay the administrative expenses associated with the operation of the Plan (other than sales charges resulting from sales of Stock directed by Participants).

5.3No Interest.  No interest shall be payable with respect to amounts withheld or deposited under the Plan.

5.4Committee.

(a)The Board of Directors shall appoint the Committee, which shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan.  The Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, requests for distribution of shares, and all other notices required hereunder.  The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan.  Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

(b)As a condition of participating in the Plan, all Participants must acknowledge, in writing or by completing the Purchase Agreement, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under the Plan on behalf of the Participant.

5.5Withholding of Taxes; Notification of Transfer.

(a)All acquisitions and sales of Stock under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements if the Internal Revenue Service or other taxing authority requires such withholding.  The Company may require that Participants pay to the Company (or make other arrangements satisfactory to the Company for the payment of) the amount of any federal, state or local taxes that the Company is required to withhold with respect to the purchase of Stock or the sale of Stock acquired under the Plan, or the Company may deduct from the Participant’s wages or other compensation the amount of any withholding taxes due with respect to the purchase of Stock or the sale of Stock acquired under the Plan.

(b)The Committee may require the Participant to notify the Company before the Participant sells or otherwise disposes of any shares acquired under the Plan.

5.6Amendment of the Plan.

(a)The Board of Directors may, at any time and from time to time, amend the Plan in any respect, except that any amendment that is required to be approved by the shareholders under Section 423 of the Code shall be submitted to the shareholders of the Company for approval.

(b)Without shareholder consent and without Participant consent, the Committee shall be entitled to change the Purchase Periods, change the Purchase Price, change the maximum number of shares of Stock purchasable per Participant on any Purchase Date, limit the frequency and/or number of changes in the amounts withheld or contributed during Purchase Periods, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation or contributed by the Participant, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

5.7Expiration and Termination of the Plan.  The Plan shall continue in effect until terminated pursuant to the provisions of the Plan or pursuant to action by the Board of Directors.  The Board of Directors shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant.  Upon the expiration or termination of the Plan, the balance, if any, then standing to the credit of each Participant from amounts withheld from the Participant’s Compensation or deposited by the Participant which has not, by such time, been applied to the purchase of Stock shall be refunded to the Participant.

5.8No Employment Rights.  Participation in the Plan shall not give an employee any right to continue in the employment of an Employer, and shall not affect the right of the Employer to terminate the employee’s employment at any time, with or without cause.

5.9Repurchase of Stock.  The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquires under the Plan.

5.10Notice.  A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Committee and shall be effective only when received by the Committee.  Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to the Company’s corporate headquarters, or such other address as the Committee may designate.  Delivery by any other mechanism shall be deemed effective at the option and discretion of the Committee.

5.11Government Regulation.  The Company’s obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

5.12Internal Revenue Code and ERISA Considerations.  The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code.  The Plan is not intended and shall not be construed as constituting an “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

5.13Headings, Captions, Gender.  The headings and captions herein are for convenience of reference only and shall not be considered as part of the text.  The masculine shall include the feminine, and vice versa.

5.14Severability of Provisions, Prevailing Law.  The provisions of the Plan shall be deemed severable.  In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change).  The Plan shall be governed by the laws of the Commonwealth of Pennsylvania to the extent such laws are not in conflict with, or superseded by, federal law.